EXHIBIT 99.(a)

Florida Progress Corporation
Investor News
[LOGO OMITTED]

Analyst Contacts:
Gre Beuris (727) 820-5734
Lauran Willoughby (727) 820-5737


Florida Progress' 1998 Earnings Increase 10.7% over 1997

St. Petersburg, Florida, January 25, 1999 - Florida Progress Corporation (NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported 1998 earnings of $281.7 million, or $2.90 per share, compared with 1997 earnings from recurring operations of $254.3 million, or $2.62 per share. The strong growth in earnings reflected growth in the utility's core Florida market, double-digit earnings growth at Electric Fuels and high demand for electricity due to warmer-than-normal weather in 1998.

Listed below are significant highlights for the year:

FLORIDA POWER CORPORATION

o    Earnings per share up 3.2 percent over 1997

o Record sales - Solid customer growth of 2 percent, strong usage growth and hotter-than-normal weather boosted total kilowatt-hour sales 11.9 percent over 1997, setting a new annual kilowatt-hour sales record for Florida Power.

o Regulatory asset amortization - Strengthened the balance sheet through $21 million of accelerated amortization of regulatory assets.

o Accelerated expenditures to enhance reliability - Accelerated $17 million of 1999 expenditures to enhance the reliability of the generation fleet and the transmission and distribution systems.

o Revenue deferral - Deferred $10 million of revenue for either future accelerated regulatory asset amortization or other regulatory initiatives, as approved by the state regulator.

o Restart of the nuclear unit - On February 15, 1998, the Crystal River Nuclear Plant was returned to service. Since its restart, the plant has delivered over 100 percent of its rated capacity.

ELECTRIC FUELS CORPORATION

o    Earnings per share up 33 percent over 1997

o    $200  million in  acquisitions  at Progress  Rail - During  1998,  Electric
     Fuels'  Rail  Services  group  completed   approximately  $200  million  in
     acquisitions.

o Addition of 200 new barges - Electric Fuels' Inland Marine Transportation group put into service approximately 200 new barges in 1998, bringing its total barge fleet to 1,100.






                                   -- more --

FLORIDA POWER CORPORATION
Florida Power, the largest subsidiary of Florida Progress, reported earnings of $248.6 million, or $2.56 per share for 1998, an increase of 3.2 percent over 1997 earnings from recurring operations of $240.9 million, or $2.48 per share. A reconciliation of Florida Power's 1998 earnings is as follows:

     1997 EPS from recurring operations                                   $2.48
        Customer & non-weather usage growth                                0.28
        Estimated weather impact on sales                                  0.25
        Operations & maintenance
           Accelerated reliability spending               (0.11)
           Accelerated lump-sum pay increase              (0.04)
           Write-off of obsolete inventory                (0.03)
           Ongoing operations and maintenance             (0.13)          (0.31)
                                                          ------
        Depreciation & amortization                                       (0.08)
        Nuclear replacement fuel                                          (0.03)
        Revenue deferral                                                  (0.06)
        AFUDC, interest expense & other                                    0.03
                                                                         ------
     1998 EPS                                                             $2.56
                                                                          =====

Florida Power's 1998 kilowatt-hour sales increased 11.9 percent over 1997. Retail kilowatt-hour sales were up 8.4 percent for the year. Strong customer growth of 2 percent (26,000 new customers) and increased usage growth boosted retail kilowatt-hour sales in 1998. In addition, Florida Power benefited from hotter-than-normal weather experienced throughout most of the year.

Wholesale kilowatt-hour sales increased 57.2 percent in 1998. Most of the increase was due to higher sales in the short-term energy market and higher sales to Florida Power's largest wholesale customer. The short-term energy sales have a minimal impact on Florida Power's earnings because the benefit of the sales is credited to customers.

Florida Power's strong revenues enabled the company to take several actions to better position itself for the future. These were (in millions):

     Accelerated amortization of regulatory assets                  $21
     Accelerated 1999 expenditures to enhance reliability           $17
     Accelerated 1999 lump-sum pay increase                         $ 7
     Revenue deferral                                               $10

Ongoing operations and maintenance expenses increased approximately $21 million compared with 1997. The company absorbed the increased costs associated with its growing customer base and a full year of costs for the 220-megawatt Tiger Bay plant acquired in July 1997.

Depreciation and amortization expense increased $21 million in 1998 due to higher plant balances and a full year of amortization of the Tiger Bay purchased power contract termination costs (Tiger Bay regulatory asset).








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ELECTRIC FUELS CORPORATION
Electric Fuels earned $42.3 million, or $.44 per share, in 1998, compared with $32.1 million, or $.33 per share in 1997. The 33-percent increase in earnings per share reflected improved operating results across all three of its business units.

Earnings from the Inland Marine Transportation group were up $4.4 million over 1997. The improvement was due primarily to the expansion of its barge fleet. In addition, 1997's results were negatively impacted due to flooding conditions along the Ohio and Mississippi rivers in March 1997.

The Energy and Related Services group reported a $3.6 million improvement in earnings from a year ago. The additional earnings from this group were principally due to increased offshore barge deliveries of coal to Florida Power, improved earnings from mining operations, and expanded terminal operations.

Results in the Rail Services group increased $2.6 million over 1997, although negatively impacted by substantial declines in scrap steel prices during the second half of 1998. Increase in demand for railcar and track parts and services, sales of railcars from the lease portfolio and increases resulting from a full year of businesses acquired in 1997 more than offset the effects of lower scrap steel prices. Results for 1998 demonstrated the benefits of the diversified yet complementary mix of products and services that Rail Services delivers to its customers.


CORPORATE AND OTHER
The loss attributable to corporate and other diversified activities for the year improved by $.09 per share over 1997. The improvement primarily resulted from a one-time gain realized in 1998 from the sale of a purchased power contract and the provision for an uncollectible receivable in the fourth quarter of 1997, both associated with a cogeneration facility in which Florida Progress has an indirect minority interest.

Including the charges associated with the 1997 extended outage of Florida Power Corporation's Crystal River Nuclear Plant and the provision for loss related to Mid-Continent Life Insurance Company, Florida Progress reported 1997 earnings of $54.3 million, or $.56 per share.


                                 FOURTH QUARTER

For the quarter, Florida Progress reported earnings of $36.1 million, or $.37 per share, compared with $43.2 million, or $.45 per share, from recurring operations in 1997. Florida Power's earnings per share of $.27 were $.17 per share lower than 1997. Strong year-to-date results through September and favorable revenues in the fourth quarter enabled the utility to take several actions including the acceleration of certain reliability expenditures and others as previously discussed. In addition, the utility wrote off inventory deemed obsolete. Electric Fuels reported $.13 per share for the quarter, up $.02 over 1997.


FLORIDA POWER CORPORATION
Florida Power's kilowatt-hour sales were up 8.8 percent during the fourth quarter of 1998, compared with 1997. The higher sales were due to customer growth, non-weather usage growth and warmer-than-normal weather during much of the quarter.




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

 A reconciliation of Florida Power's 1998 fourth-quarter earnings is as follows:

     1997 4QTR EPS from recurring operations                          $0.44
        Customer & non-weather usage growth                            0.07
        Estimated weather impact on sales                             (0.04)
        Operations & maintenance
           Accelerated reliability spending           (0.10)
           Accelerated lump-sum pay increase          (0.04)
           Obsolete inventory                         (0.03)
           Ongoing operations & maintenance           (0.09)          (0.26)
                                                      ------
        Depreciation & amortization                                    0.09
        Revenue deferral                                              (0.06)
        AFUDC, interest expense & other                                0.03
                                                                     ------
     1998 4QTR EPS                                                    $0.27
                                                                      =====

The estimated weather impact on sales would have been favorable absent an $8 million increase to revenues in the fourth quarter of 1997. The adjustment was made to recognize additional base revenues for residential revenue decoupling, a three-year rate experiment which expired December 31, 1997.

Operations and maintenance expenses increased $41 million over the same quarter last year. The increase was due primarily to the same items discussed for 1998, accelerated reliability expenditures, accelerated lump-sum pay increase and the write-off of obsolete inventory.

Depreciation and amortization declined $12 million in the fourth quarter of 1998, compared with 1997. The decrease was due to a $20 million write-off of the Tiger Bay regulatory asset in the fourth quarter of 1997. Excluding the 1997 write-off, depreciation expense increased due to higher plant balances.


ELECTRIC FUELS CORPORATION
Electric Fuels' earnings increased $2.5 million, or $.02 per share, for the fourth quarter of 1998, compared with 1997. The improvement in earnings was due primarily to a larger barge fleet in the Inland Marine Transportation group and favorable results in the Energy and Related Services group's terminal operations. Also contributing was the Rail Services group with strong demand for railcar and track parts and services and sales of railcars.


CORPORATE AND OTHER
Corporate and other recorded a loss of $.03 per share for the fourth quarter of 1998, compared with a $.10 per share loss in 1997. The improvement over the prior year was largely due to charges that were recognized in the fourth quarter of 1997. The charges were for the provision for an uncollectible receivable associated with the cogeneration facility, as discussed previously, and consolidated tax adjustments.

Including the charges related to the 1997 extended nuclear outage and the provision for loss related to Mid-Continent Life Insurance Company, Florida Progress reported a loss of $75.6 million or $.78 per share, for the fourth quarter of 1997.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.2 billion. Its principal subsidiary is Florida Power, the state's second largest electric utility serving about 1.3 million customers. Diversified operations include rail services, marine operations and coal mining.

                                     ###


FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                                                              Page 5

(UNAUDITED)                                                                (In millions, except per share amounts)

                                                                        Three Months Ended        Twelve Months Ended
                                                                           December 31                December 31
                                                                     -------------------------  -------------------------
                                                                        1998         1997          1998         1997
                                                                     ------------ ------------  ------------ ------------
REVENUES:
   Electric utility                                                  $     623.6  $     590.5   $   2,648.2  $   2,448.4
   Diversified                                                             274.6        258.6         972.1        868.0
-------------------------------------------------------------------------------------------------------------------------
                                                                           898.2        849.1       3,620.3      3,316.4
-------------------------------------------------------------------------------------------------------------------------
EXPENSES:
   Electric utility:
     Fuel                                                                  161.7        114.9         595.7        458.1
     Purchased power                                                       101.7        112.9         433.8        490.6
     Energy conservation cost                                               19.5         17.7          79.6         67.0
     Operations and maintenance                                            144.7        103.7         471.6        422.3
     Extended nuclear outage - O&M and replacement power costs                 -         42.4           5.1        173.3
     Depreciation and amortization                                          86.2         98.6         347.1        325.9
     Taxes other than income taxes                                          45.2         43.7         203.6        193.6
-------------------------------------------------------------------------------------------------------------------------
                                                                           559.0        533.9       2,136.5      2,130.8
-------------------------------------------------------------------------------------------------------------------------
   Diversified:
     Cost of sales                                                         239.6        226.0         827.2        753.9
     Loss related to life insurance subsidiary                                 -         96.3             -         97.6
     Other                                                                  13.3         18.1          56.3         60.4
-------------------------------------------------------------------------------------------------------------------------
                                                                           252.9        340.4         883.5        911.9
-------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                                      86.3        (25.2)        600.3        273.7
-------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
   Interest expense                                                         45.9         46.3         187.1        158.7
   Allowance for funds used during construction                             (4.5)        (2.8)        (16.9)        (9.7)
   Other expense (income)                                                   (3.2)         4.6           (.2)         4.0
-------------------------------------------------------------------------------------------------------------------------
                                                                            38.2         48.1         170.0        153.0
-------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                  48.1        (73.3)        430.3        120.7
   Income taxes                                                             12.0          2.3         148.6         66.4
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                           $      36.1  $     (75.6)  $     281.7  $      54.3
-------------------------------------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON
   STOCK OUTSTANDING                                                        97.1         97.1          97.1         97.1
-------------------------------------------------------------------------------------------------------------------------

EARNINGS (LOSS) PER AVERAGE COMMON SHARE (BASIC and DILUTED)                $.37        $(.78)        $2.90         $.56
-------------------------------------------------------------------------------------------------------------------------

Regarding these financial statements:
     In June 1998,  Florida Power restated its financial  results for the second,  third and fourth  quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred.  The change affected the financial results for the interim reporting periods but did not have any affect on the results for the fiscal year ended 1997.  Effective December
31, 1997, the Company  deconsolidated  the accounts of Mid-Continent  Life Insurance Company and established a provision for loss for the full amount of its investment. The deconsolidation has not been reflected in the consolidated financial statements of prior periods.  These are interim statements.  Reference should be made to Florida Progress  Corporation's
1997 Annual Report to shareholders.  This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.


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                                       FLORIDA PROGRESS CORPORATION
                                        CONSOLIDATED BALANCE SHEETS                                            Page 6

(UNAUDITED)                                                                                    (In millions)

                                                                                                December 31
                                                                                      --------------------------------
ASSETS                                                                                   1998                1997
                                                                                      ------------       -------------
PROPERTY, PLANT AND EQUIPMENT:
    Electric utility plant in service and held for future use                         $   6,307.8        $    6,166.8
    Less - Accumulated depreciation                                                       2,716.0             2,511.0
              Accumulated decommissioning for nuclear plant                                 254.8               223.7
              Accumulated dismantlement for fossil plants                                   130.7               128.5
----------------------------------------------------------------------------------------------------------------------
                                                                                          3,206.3             3,303.6
    Construction work in progress                                                           378.3               279.4
    Nuclear fuel, net of amortization of $377.2  in 1998 and $356.7 in 1997                  45.9                66.5
----------------------------------------------------------------------------------------------------------------------
      Net electric utility plant                                                          3,630.5             3,649.5
    Other property, net of depreciation of $234.6  in 1998 and $219.3 in 1997               560.1               437.7
 ----------------------------------------------------------------------------------------------------------------------
                                                                                          4,190.6             4,087.2
----------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS:
    Cash and equivalents                                                                      2.5                 3.1
    Accounts receivable, net                                                                413.4               373.7
    Inventories, primarily at average cost:
      Fuel                                                                                   69.8                77.6
      Utility materials and supplies                                                         83.3                91.9
      Diversified materials                                                                 137.0               126.8
    Underrecovered utility fuel cost                                                          -                  34.5
    Income taxes receivable                                                                  23.4                16.8
    Deferred income taxes                                                                    55.9                 5.8
    Other                                                                                    68.8                45.1
----------------------------------------------------------------------------------------------------------------------
                                                                                            854.1               775.3
----------------------------------------------------------------------------------------------------------------------

DEFERRED CHARGES AND OTHER ASSETS:
    Costs deferred pursuant to regulation:
      Deferred purchased power contract termination costs                                   321.0               348.2
      Other                                                                                 113.6               126.4
    Investments in nuclear plant decommissioning fund                                       332.1               266.7
    Goodwill                                                                                139.8                55.2
    Joint ventures and partnerships                                                          71.5                54.6
    Other                                                                                   138.1                46.4
----------------------------------------------------------------------------------------------------------------------
                                                                                          1,116.1               897.5
----------------------------------------------------------------------------------------------------------------------
                                                                                      $   6,160.8         $   5,760.0
----------------------------------------------------------------------------------------------------------------------
CAPITAL AND LIABILITIES
CAPITAL:
    Common stock equity                                                               $   1,862.0         $   1,776.0
    Cumulative preferred stock of Florida Power                                              33.5                33.5
    Long-term debt                                                                        2,250.4             2,377.8
----------------------------------------------------------------------------------------------------------------------
                                                                                          4,145.9             4,187.3
----------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                                                        297.9               253.2
    Customers' deposits                                                                     104.1                97.1
    Accrued other taxes                                                                      10.1                12.0
    Accrued interest                                                                         70.4                56.8
    Overrecovered utility fuel cost                                                          22.2                    -
    Other                                                                                    85.8                74.8
----------------------------------------------------------------------------------------------------------------------
                                                                                            590.5               493.9
    Notes payable                                                                           236.2               214.8
    Current portion of long-term debt                                                       145.9                15.2
----------------------------------------------------------------------------------------------------------------------
                                                                                            972.6               723.9
----------------------------------------------------------------------------------------------------------------------
DEFERRED CREDITS AND OTHER LIABILITIES:
    Deferred income taxes                                                                   595.4               471.2
    Unamortized investment tax credits                                                       77.8                85.7
    Other postretirement benefit costs                                                      116.1               107.4
    Other                                                                                   253.0               184.5
----------------------------------------------------------------------------------------------------------------------
                                                                                          1,042.3               848.8
----------------------------------------------------------------------------------------------------------------------
                                                                                      $   6,160.8         $   5,760.0
----------------------------------------------------------------------------------------------------------------------
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                                                           Florida Progress Corporation                              Page 7
                                                    Selected Financial Information (Unaudited)


                                           Three Months Ended     Percent               Twelve Months Ended
                                              December 31         Positive                  December 31          Percent
                                            1998        1997      (Negative)             1998         1997       Positive
                                         ----------- -----------  ---------           ------------ -----------  -----------
    Earnings (Loss) Per Share:
     Florida Power Corporation                 $.27        $.44      (38.6)                 $2.56       $2.48          3.2
                                         ----------- -----------                      ------------ -----------
     Electric Fuels Corporation                 .13         .11       18.2                    .44         .33         33.3
     Corporate and other                       (.03)       (.10)      70.0                   (.10)       (.19)        47.4
                                         ----------- -----------                      ------------ -----------

     Diversified Continuing before
       non-recurring                            .10         .01      900.0                    .34         .14        142.9
                                         ----------- -----------                      ------------ -----------
     Continuing Ops before non-recurring        .37         .45      (17.8)                  2.90        2.62         10.7

    Impact of nuclear outage                      -        (.27)         -                      -       (1.10)           -
    Loss related to life insurance subsidiary     -        (.96)         -                      -        (.96)           -
                                         ----------- -----------                      ------------ -----------

      Total                                    $.37       ($.78)     147.4                  $2.90        $.56        417.9
                                         =========== ===========                      ============ ===========

    Avg. shares outstanding (millions)         97.1        97.1          -                   97.1        97.1            -

    Dividends per share                       $.535       $.525        1.9                  $2.14       $2.10          1.9

    Book value per share:
     Florida Power Corporation                                                             $18.70      $18.21          2.7
     Consolidated                                                                          $19.13      $18.30          4.5


                                                                                             December 31                December 31
                                              December 31                                       1998                        1997
                                            1998        1997                             Amount     Percent      Amount    Percent
                                       ----------- -----------                        ---------------------------------------------
  Equity investments (percent):                               Capitalization (in millions):
   Florida Power Corporation                 89          90       Common stock          $1,862.0      41.1     $1,776.0       40.2
   Electric Fuels Corporation                11          10       Preferred stock           33.5        .7         33.5         .8
                                     ----------- -----------
     Total                                  100         100       Long-term debt         2,250.4      49.7      2,377.8       53.8
                                     ----------- -----------
                                                                  Short-term debt          382.1       8.5        230.0        5.2
                                                                                    -----------------------------------------------
                                                                    Total               $4,528.0     100.0     $4,417.3      100.0
                                                                                    -----------------------------------------------

     Note:In June 1998,  Florida Power restated its financial results for the second,  third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on results for the fiscal year ended 1997.


                                                    Florida Power Corporation                       Page 8
                                          Selected Statistical Data (Unaudited)
                                        (In millions, except billing degree days)

                                      Three Months Ended                      Twelve Months Ended
                                         December 31         Percent              December 31        Percent
                                      1998        1997       Change            1998        1997       Change
                                   ----------- ------------ ----------      ------------------------ ---------
     Revenues:
        Residential (1)                $335.4       $321.0       4.5           $1,424.6    $1,315.0     8.3
        Commercial                      157.1        142.1      10.6              608.9       568.4     7.1
        Industrial                       55.9         49.9      12.0              214.4       207.9     3.1
        Other retail sales               38.2         34.6      10.4              142.3       133.4     6.7
                                   ----------- ------------                 ------------------------
                                        586.6        547.6       7.1            2,390.2     2,224.7     7.4
        Sales for resale                 50.8         45.6      11.4              205.8       150.7    36.6
                                   ----------- ------------                 ------------------------
                                        637.4        593.2       7.5            2,596.0     2,375.4     9.3
        Other electric revenues (2)     (20.4)         0.6         -               67.0        76.3    (12.2)
        Deferred fuel (3)                 6.6         (3.3)        -              (14.8)       (3.3)      -
                                   ----------- ------------                 ------------------------
            Total                      $623.6       $590.5       5.6           $2,648.2    $2,448.4     8.2
                                   ----------- ------------                 ------------------------


    Kilowatt-hour sales billed:
        Residential                   3,850.7      3,618.4       6.4           16,526.3    15,079.8     9.6
        Commercial                    2,589.8      2,342.3      10.6            9,999.3     9,257.3     8.0
        Industrial                    1,143.0      1,005.3      13.7            4,375.4     4,187.8     4.5
        Other retail sales              665.1        608.4       9.3            2,485.6     2,325.4     6.9
                                   ----------- ------------                 ------------------------
                                      8,248.6      7,574.4       8.9           33,386.6    30,850.3     8.2
        Sales for resale              1,085.4        900.2      20.6            3,864.5     2,439.6    58.4
                                   ----------- ------------                 ------------------------
            Total electric sales      9,334.0      8,474.6      10.1           37,251.1    33,289.9    11.9
                                   ----------- ------------                 ------------------------


    System Requirements (KWH)           8,570        7,933       8.0             37,763      34,605     9.1

    KWH Sales (Billed & Unbilled):
        Retail                          7,713        7,124       8.3             33,451      30,865     8.4
        Wholesale                         772          677      14.0              3,823       2,432    57.2
                                   =========== ============                 ========================
                                        8,485        7,801       8.8             37,274      33,297    11.9
                                   =========== ============                 ========================

    Billing Degree Days:
        Cooling                           862          719      19.9              4,159       3,434    21.1
        Heating                            25          134     (81.3)               557         443    25.7

     Note: (1) From 1995 through 1997,  Florida Power,  as ordered by state  regulators,  conducted a three-year test of residential  revenue  decoupling.  Under the plan,  abnormal  weather  variances did not impact earnings with respect to residential revenues.  (2) In the 4th quarter of 1998, the FPSC approved the establishment of a regulatory liability for
1998 deferred earnings, which resulted in a $10 million charge to Other electric revenues. Total revenues include billed revenues and unbilled  revenues that are accrued for accounting  purposes.  (3) Revenues include amounts  resulting from fuel, purchased power, and energy conservation clauses; which are designed to permit full recovery of these costs.
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